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EXHIBIT 99.1

NEW WORLD REPORTS 1ST QUARTER FINANCIAL RESULTS

        GOLDEN, Colo. (5/9/05) New World Restaurant Group, Inc. (Pink Sheets: NWRG.PK) today announced financial results for the first quarter of fiscal 2005.

        Total revenues increased 2.3% to $93.3 million during the quarter ended March 29, 2005, as compared to $91.2 million in the first quarter of fiscal 2004. Retail sales grew 2.6% to $86.9 million, or 93.1% of total revenue, in the 2005 quarter from $84.6 million, or 92.8% of revenue, a year ago. As previously reported, comparable store sales in company-owned restaurants grew 4.6% over the corresponding quarter of 2004.

        Gross profit margin increased to 18.4% of sales in the 2005 quarter from 18.1% a year ago, while general and administrative expenses decreased 1.6% to $8.7 million, or 9.3% of revenues, from $8.8 million, or 9.7% of revenues, a year earlier. Depreciation and amortization expense, which is included in income from operations, decreased to $6.7 million from $6.8 million in the first quarter of 2004.

        Income from operations for the first quarter was $1.7 million, unchanged from the 2004 quarter, which benefited from the reversal of a prior accrual of approximately $0.8 million associated with integration and reorganization costs. Results for the fiscal 2005 quarter included approximately $0.1 million in impairment charges and other related costs.

        "The continued improvement in retail sales and operating results indicates that our brand enhancement strategies are on target," said Paul Murphy, New World CEO. "The shift in product mix to higher priced items, introductions of new menu items, selective price increases, and improvements to customer service and the look of our restaurants have all contributed to our gains in comparable store sales. The benefits of these efforts are further underscored by the positive trends we've seen in average check size and transaction counts over the past four quarters. Year-over-year increases in average check size have steadily grown from 0.7% in the first quarter of 2004 to 6.4% in the first quarter of 2005. Concurrently, transaction counts have improved from a 5.5% decline in 2004's first quarter to a decrease of just 1.7% in the first quarter of 2005.

        "We are additionally focused on growing comparable store and overall sales by incorporating the most successful elements of the new Einstein Bros. Café quick casual concept in existing Einstein Bros. Bagels restaurants and by opening additional locations under this new banner," Mr. Murphy continued. "To date, we have opened seven Einstein Bros. Cafés in the Denver and Colorado Spring markets, most of which were conversions of Einstein Bros. Bagels locations. Another Einstein Bros. Café will open in Longmont, Colo. this week."

        The company reported a net loss of $4.2 million, or $0.43 per basic and diluted share, in the first quarter of 2005, compared to a net loss of $4.1 million, or $0.42 cents in same quarter of 2004. In addition to the benefit of $0.8 million in integration and reorganization costs in the first quarter of 2004 described above, the slightly higher net loss for the 2005 quarter reflected a 2.1% increase in net interest expense to $5.9 million from $5.8 million a year earlier.

        For information regarding Adjusted EBITDA, as defined in the company's loan agreements, see the presentation, reconciliation and cautionary language regarding non-GAAP financial measures included near the end of this release.

        New World's operations consumed $6.3 million of cash during the first quarter of 2005, compared with $4.2 million a year earlier. Chief financial officer Richard P. Dutkiewicz noted that requirements for semi-annual interest payments on New World's $160 million notes generally cause the company to consume cash during the first and third quarters. In addition to the $10.4 million payment on the notes, the amount of cash consumed during the 2005 quarter was impacted by accelerating payments to the company's vendors.

        In the first quarter of 2005, New World engaged Bear Stearns to assist in the potential refinancing of the $160 million notes and the AmSouth Revolver. The company believes that refinancing this outstanding debt at a favorable interest rate could increase its letter of credit capacity, reduce interest expense and provide additional flexibility for future store growth.

        Mr. Murphy and Mr. Dutkiewicz will discuss New World's financial and operating results for the first quarter of fiscal 2005 during a conference call scheduled for 4:15 p.m. (EDT) on May 9. To listen to the call, dial 877-445-2570 and give the operator the conference ID number, 6054775. A telephone replay of the call will be available through midnight (EDT) on May 23, 2005. To access the replay, call 800-642-1687. Investors and media are also invited to listen to a webcast of the call on the company's website, www.newworldrestaurantgroup.com. The replay of the call will also be archived on the website.

        New World is a leading company in the quick casual restaurant industry. The company operates locations primarily under the Einstein Bros. and Noah's New York Bagels brands and primarily franchises locations under the Manhattan Bagel and Chesapeake Bagel Bakery brands. As of March 29, 2005, the company's retail system consisted of 449 company-operated locations, as well as 170 franchised and 60 licensed locations in 34 states, and the District of Columbia. The company also operates a dough production facility.

        Certain statements in this press release constitute forward-looking statements or statements which may be deemed or construed to be forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecast," "estimate," "project," "plan to," "is designed to," "expectations," "intend," "indications," "expect," "should," "would," "believe," "trend" and similar expressions and all statements which are not historical facts are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the company's actual results, performance (financial or operating), or achievements to differ from the future results, performance (financial or operating), or achievements expressed or implied by such forward-looking statements. These factors include but are not limited to (i) the ability of the company to execute its brand enhancement strategies; (ii) the availability of sufficient capital to the Company and the ability to reach favorable lease terms for the opening of company-operated restaurants; (iii) the success of the company's plan to incorporate Einstein Bros. café elements into existing Einstein Bros. Bagels stores and to revitalize its concepts is dependent upon various factors, including the availability of capital, opportunities to make modifications, the size and prospects of existing locations and the duration of leases; (iv) the company's ability to build same store sales, overall sales, transactions and average check depends, in part, upon market conditions, competition, and customer acceptability, among other factors; (v) the improvement in period over period comparable store sales is not necessarily indicative of future results and is subject to shifting consumer preferences, economic conditions, weather, and competition, among other factors; (vi) the ability to improve margins may be affected by unexpected costs or expenses, among other factors; (vii) the conversions, the expenditure of capital, and the opening of new concept stores and advertising campaigns are subject to availability of capital, and other resources, raw materials, the availability of advertising media and the projected returns on investments in those conversions; (viii) the Company's ability to generate sufficient cash flow is dependent upon economic, financial, competitive and legislative factors, among other factors; (ix) the Company's ability to refinance its outstanding debt is dependent upon a variety of factors, including financial market conditions, company results, availability of favorable rates and terms. These and other risks are more fully discussed in the company's SEC filings.

NEW WORLD RESTAURANT GROUP, INC.
CONSOLIDATED BALANCE SHEETS
AS OF MARCH 29, 2005 AND DECEMBER 28, 2004
(in thousands, except share information)
(unaudited)

	March 29, 2005	December 28, 2004
ASSETS
Current assets:
Cash and cash equivalents	$1,341	$9,752
Restricted cash	1,161	1,269
Franchise and other receivables, net of allowance of $2,185 and $2,475	5,576	7,123
Inventories	4,815	4,941
Prepaid expenses and other current assets	2,677	1,643

Total current assets	15,570	24,728
Restricted cash long-term	2,526	2,526
Property, plant and equipment, net	39,291	41,855
Trademarks and other intangibles, net	75,171	77,219
Goodwill	4,875	4,875
Debt issuance costs and other assets	6,796	7,253

Total assets	$144,229	$158,456

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$6,277	$8,243
Accrued expenses	26,847	34,836
Short term debt and current portion of long-term debt	280	295
Current portion of obligations under capital leases	16	16

Total current liabilities	33,420	43,390
Senior notes and other long-term debt	160,840	160,840
Obligations under capital leases	26	31
Other liabilities	9,607	9,678
Mandatorily redeemable, Series Z Preferred Stock, $.001 par value, $1,000 per share liquidation value; 2,000,000 shares authorized; 57,000 shares issued and outstanding	57,000	57,000

Total liabilities	260,893	270,939

Commitments and contingencies
Stockholders' deficit:
Common stock, $.001 par value; 15,000,000 shares authorized; 9,848,713 and 9,848,713 shares issued and outstanding	10	10
Additional paid-in capital	175,797	175,797
Unamortized stock compensation	(120)	(137)
Accumulated deficit	(292,351)	(288,153)

Total stockholders' deficit	(116,664)	(112,483)

Total liabilities and stockholders' deficit	$144,229	$158,456

The accompanying notes are an integral part of these consolidated financial statements.

NEW WORLD RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE QUARTERS ENDED MARCH 29, 2005 AND MARCH 30, 2004
(in thousands, except earnings per share and related share information)
(unaudited)

	March 29, 2005	March 30, 2004
Revenues:
Retail sales	$86,859	$84,623
Manufacturing revenues	4,994	5,413
Franchise and license related revenues	1,442	1,160

Total revenues	93,295	91,196
Cost of sales:
Retail costs	71,430	70,087
Manufacturing costs	4,707	4,578

Total cost of sales	76,137	74,665

Gross profit	17,158	16,531
Operating expenses:
General and administrative expenses	8,680	8,818
Depreciation and amortization	6,708	6,819
Loss (gain) on sale, disposal or abandonment of assets, net	4	(7)
Charges (adjustments) of integration and reorganization cost	5	(760)
Impairment charges and other related costs	97	—

Income from operations	1,664	1,661
Other expense (income):
Interest expense, net	5,919	5,799
Other	(57)	(63)

Loss before income taxes	(4,198)	(4,075)
Provision for state income taxes	—	55

Net loss	$(4,198)	$(4,130)

Net loss per common share—Basic and Diluted	$(0.43)	$(0.42)

Weighted average number of common shares outstanding:
Basic and Diluted	9,848,713	9,841,828

The accompanying notes are an integral part of these consolidated financial statements.

NEW WORLD RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE QUARTERS ENDED MARCH 29, 2005 AND MARCH 30, 2004
(in thousands)
(unaudited)

	March 29, 2005	March 30, 2004
OPERATING ACTIVITIES:
Net loss	$(4,198)	$(4,130)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	6,708	6,819
Stock based compensation expense	17	—
Loss, net of gains, on disposal of assets	4	(7)
Impairment charges and other related costs	97	—
Charges (adjustments) of integration and reorganization costs	5	(760)
Provision for (recovery of) losses on accounts receivable, net	(91)	—
Amortization of debt issuance and debt discount costs	462	462
Changes in operating assets and liabilities:
Franchise and other receivables	1,638	272
Accounts payable and accrued expenses	(9,960)	(6,262)
Other assets and liabilities	(970)	(570)

Net cash used in operating activities	(6,288)	(4,176)
INVESTING ACTIVITIES:
Purchase of property and equipment	(2,178)	(2,360)
Proceeds from the sale of equipment	75	—

Net cash used in investing activities	(2,103)	(2,360)
FINANCING ACTIVITIES:
Proceeds from line of credit	5,415	7,015
Repayments of line of credit	(5,430)	(8,015)
Repayment of other borrowings	(5)	—

Net cash used in financing activities	(20)	(1,000)
Net decrease in cash	(8,411)	(7,536)
Cash and cash equivalents, beginning of period	9,752	9,575

Cash and cash equivalents, end of period	$1,341	$2,039

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$10,583	$10,130

Cash paid for income taxes	$176	$98

The accompanying notes are an integral part of these consolidated financial statements.

Non-GAAP Financial Measures

        Adjusted EBITDA is a typical non-GAAP measurement for companies that issue public debt and a measure used by our lenders. Adjusted EBITDA, as defined in the company's Indenture Agreement relating to the $160 Million Notes and the revolving credit facility with AmSouth Bank (collectively referred to herein as our loan agreements) represents earnings before interest, taxes, depreciation and amortization, and is further adjusted by various items including: (1) integration and reorganization charges and credits, (2) cumulative change in fair value of derivatives, (3) gain/loss on the investment, sale, disposal or exchange of assets, (4) impairment and other related charges and (5) other income. Adjusted EBITDA may also be further adjusted by certain legal, financing and advisory fees, acquisition and integration expenses, and other unusual charges. The loan agreements require that Adjusted EBITDA be measured on a twelve month period ending on the last day of each fiscal quarter and be greater than $33 million. The company presents Adjusted EBITDA because it relates to a covenant contained in each of its loan agreements which are material to the company, its financial condition and liquidity. If the company does not comply with the Adjusted EBITDA covenant, an Event of Default (as defined in the loan agreements) would occur and, subject to the applicable notice and cure periods, the lenders could declare all amounts outstanding immediately due and payable and pursue all available remedies for payment of such amounts. As of March 29, 2005, the company was in compliance with the Adjusted EBITDA covenant and does not anticipate that the covenant will impact its ability to borrow under the AmSouth revolving credit facility.

        Data regarding Adjusted EBITDA is provided as additional information to help the company's bondholders understand compliance with the Adjusted EBITDA covenant. The company also believes Adjusted EBITDA is useful to its bondholders as an indicator of earnings available to service debt. Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to income (loss) from operations, an indicator of cash flow from operations or a measure of liquidity. Because not all companies calculate Adjusted EBITDA identically, this presentation may not be comparable to similarly titled measures of other companies. The company believes Adjusted EBITDA is a more meaningful indicator of earnings available to service debt when certain charges (such as the gain or loss from the disposal of assets, impairment of assets and cumulative change in the fair value of derivatives) are excluded from income (loss) from continuing operations. Adjusted EBITDA is not intended to be a measure of free cash flow for management's discretionary use, as it does not consider certain cash requirements such as interest expense, income taxes, debt service payments and cash costs arising from integration and reorganization activities.

        The following tables reconcile Adjusted EBITDA to net loss and cash flows used in operating activities, respectively:

	First quarter ended:
Reconciliation of Net Loss to Adjusted EBITDA:
	2005	2004
Net loss	$(4,198)	$(4,130)
Adjustments as defined in the loan agreements:
Interest expense, net	5,919	5,799
Taxes	—	55
Depreciation and amortization	6,708	6,819
Loss (gain) on sale, disposal or abandonment of assets, net	4	(7)
Charges (adjustments) of integration and reorganization cost	5	(760)
Impairment charges and other related costs	97	—
Other expense (income)	(57)	(63)
Certain legal, financing and advisory fees	—	75
Certain corporate expenses	—	225
Certain other charges	—	25

Adjusted EBITDA	$8,478	$8,038

	First quarter ended:
Reconciliation of Net Cash Used in Operating Activities to Adjusted EBITDA:
	2005	2004
Net cash used in operating activities	$(6,288)	$(4,176)
Adjustments as defined in the loan agreements:
Changes in operating assets and liabilities	9,292	6,560
Provision for (recovery of) losses on accts receivable	91	—
Amortization of debt issue costs	(462)	(462)
Stock based compensation expense	(17)	—
Interest expense, net	5,919	5,799
Other income	(57)	(63)
Provision (benefit) for state income taxes	—	55
Certain legal, financing and advisory fees	—	75
Certain corporate expenses	—	225
Certain other charges	—	25

Adjusted EBITDA	$8,478	$8,038

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NEW WORLD REPORTS 1ST QUARTER FINANCIAL RESULTS